Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION
The unaudited pro forma condensed combined consolidated financial information is based on the historical financial statements of GSE Systems, Inc. ("GSE") and Hyperspring, LLC and its affiliates ("Hyperspring") after giving effect to GSE's acquisition of Hyperspring and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial information. GSE acquired 100% of the members' equity of Hyperspring on November 14, 2014.

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2014 is presented as if the acquisition of Hyperspring had occurred on September 30, 2014. The unaudited pro forma condensed combined consolidated statements of operations for the nine month period ended September 30, 2014 and for the year ended December 31, 2013 give effect to the acquisition of Hyperspring as if it had occurred on January 1, 2013. The assumptions, estimates and adjustments herein have been made solely for purposes of developing this unaudited pro forma condensed combined consolidated financial information.

The historical financial information has been adjusted in the unaudited pro forma condensed combined consolidated financial information to give effect to the pro forma events that are directly attributable to the acquisition of Hyperspring by GSE, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined consolidated results.

The unaudited pro forma condensed combined consolidated financial information has been prepared to give effect to the acquisition, which will be accounted for under the acquisition method in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805").

Under ASC 805, the assets acquired and liabilities assumed are recognized at their estimated fair values as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma condensed combined consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC") for purposes of inclusion in GSE's amended Current Report on Form 8-K/A prepared in connection with the acquisition of Hyperspring. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading. The significant accounting policies used in preparing the unaudited pro forma condensed combined consolidated financial information are set out in GSE's Annual Report on Form 10-K filed with the SEC on March 26, 2014.

The information concerning GSE has been derived from the unaudited condensed consolidated financial statements of GSE for the nine months ended September 30, 2014 and the audited consolidated financial statements of GSE for the year ended December 31, 2013 both prepared in accordance with U.S. GAAP. The information concerning Hyperspring has been derived from the unaudited combined financial statements of Hyperspring for the nine months ended September 30, 2014 and the audited combined financial statements of Hyperspring for the year ended December 31, 2013 both prepared in accordance with U.S. GAAP.

The unaudited combined statements of operations of Hyperspring for the periods presented were derived from the unaudited accounting records of Hyperspring after making adjustments to convert the accounting policies to be consistent with those of GSE.

Certain reclassifications and adjustments have been made to Hyperspring's historical balances in the unaudited pro forma condensed combined consolidated financial information to conform to GSE's presentation.

The unaudited pro forma condensed combined consolidated financial information is provided for informational purposes only and does not purport to be indicative of GSE's financial position or results of operations that would actually have been obtained had these transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

GSE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2014
(in thousands, except share and per share data )

	Historical
	GSE Systems, Inc.	Hyperspring, LLC	Pro Forma		Pro Forma
	and Subsidiaries	and Affiliates	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$16,028	$20	$(3,000)	[3J]
			(250)	[3I]
			(306)	[3B]	$12,492
Restricted cash	470	-	-		470
Contract receivables, net	12,478	1,515	-		13,993
Due from former Hyperspring owners	-	-	97	[3K]	99
Prepaid expenses and other current assets	3,543	21	-		3,564
Total current assets	32,519	1,556	(3,459)		30,616

Equipment, software and leasehold improvements	7,064	309	(282)	[3H]	7,091
Accumulated depreciation	(5,331)	(210)	197	[3H]	(5,344)
Equipment, software and leasehold improvements, net	1,733	99	(85)	[3H]	1,747

Software development costs, net	1,437	-	-		1,437
Goodwill	-	-	5,390	[3L]	5,390
Intangible assets, net	597	-	1,001	[3A]	1,598
Long-term restricted cash	3,721	-	-		3,721
Other assets	180	-	250	[3I]	430
Total assets	$40,187	$1,655	$3,097		$44,939

LIABILITIES, STOCKHOLDERS' AND MEMBERS' EQUITY
Current liabilities:
Line of Credit	$-	$299	$-		$299
Current portion of long-term debt	-	114	(114)	[3B]	-
Accounts payable	1,805	10	-		1,815
Accrued expenses	1,642	-	-		1,642
Accrued compensation and payroll taxes	2,226	490	-		2,716
Billings in excess of revenue earned	7,343	-	-		7,343
Accrued warranty	1,502	-	-		1,502
Other current liabilities	972	-	2,050	[3M]	3,022
Total current liabilities	15,490	913	1,939		18,339

Other liabilities	63	192	(192)	[3B]
			1,903	[3M]	1,966
Total liabilities	15,553	1,105	3,684		20,305

Stockholders' and members' equity:
Preferred stock $.01 par value, 2,000,000 shares authorized, shares issued and outstanding none in 2014 and 2013	-	-	-		-
Common stock $.01 par value, 30,000,000 shares authorized, shares issued 19,486,770 in 2014 and 2013	195	-	-		195
Additional paid-in capital	72,719	-			72,719
Accumulated deficit	(44,305)	-	-		(44,305)
Members' equity	-	550	(85)	[3H]
			(465)	[3N]	-
Accumulated other comprehensive loss	(976)	-	-		(976)
Treasury stock at cost, 1,598,911 shares in 2014 and 2013	(2,999)	-	-		(2,999)
Total stockholders' and members' equity	24,634	550	(550)		24,634
Total liabilities, stockholders' and members' equity	$40,187	$1,655	$3,097		$44,939

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

GSE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(in thousands, except share and per share data)

	Historical
	GSE Systems, Inc.	Hyperspring, LLC	Pro Forma		Pro Forma
	and Subsidiaries	and Affiliates	Adjustments		Combined

Contract revenue	$24,823	$13,107	$-		$37,930

Cost of revenue	17,497	11,875	(87)	[3F]	29,285
Gross profit	7,326	1,232	87		8,645

Operating expenses:
Selling, general and administrative	12,822	573	284	[3D]
			(88)	[3E]
			(185)	[3G]
			(45)	[3O]	13,361
Depreciation	413	34	(30)	[3H]	417
Amortization of definite-lived intangible assets	108	-	213	[3C]	321
Total operating expenses	13,343	607	149		14,099

Operating income (loss)	(6,017)	625	(62)		(5,454)

Interest income (expense), net	103	(50)	37	[3B]	90
Gain on derivative instruments, net	178	-	-		178
Other expense, net	(7)	-	-		(7)
Income (loss) before income taxes	(5,743)	575	(25)		(5,193)

Provision for income taxes	162	-	-		162
Net income (loss)	$(5,905)	$575	$(25)		$(5,355)

Basic loss per common share	$(0.33)				$(0.30)
Diluted loss per common share	$(0.33)				$(0.30)

Weighted average shares outstanding - Basic	17,887,859				17,887,859
Weighted average shares outstanding - Diluted	17,887,859				17,887,859

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

GSE SYSTEMS, INC. AND SUBSIDARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands, except share and per share data)

	Historical
	GSE Systems, Inc.	Hyperspring, LLC	Pro Forma		Pro Forma
	and Subsidiaries	and Affiliates	Adjustments		Combined

Contract revenue	$47,562	$19,025	$-		$66,587

Cost of revenue	34,981	17,522	(352)	[3F]	52,151
Write-down of capitalized software development costs	2,174	-	-		2,174
Gross profit	10,407	1,503	352		12,262

Operating expenses:
Selling, general and administrative	15,836	794	934	[3D]
			(249)	[3E]
			(68)	[3O]	17,247
Goodwill impairment loss	4,462	-	-		4,462
Depreciation	570	44	(40)	[3H]	574
Amortization of definite-lived intangible assets	207	-	306	[3C]	513
Total operating expenses	21,075	838	883		22,796

Operating income (loss)	(10,668)	665	(531)		(10,534)

Interest income (expense), net	105	(75)	60	[3B]	90
Gain on derivative instruments, net	265	-	-		265
Other expense, net	(67)	-	-		(67)
Income (loss) before income taxes	(10,365)	590	(471)		(10,246)

Provision for income taxes	146	-	-		146
Net income (loss)	$(10,511)	$590	$(471)		$(10,392)

Basic loss per common share	$(0.58)				$(0.57)
Diluted loss per common share	$(0.58)				$(0.57)

Weighted average shares outstanding - Basic	18,150,915				18,150,915
Weighted average shares outstanding - Diluted	18,150,915				18,150,915

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

1.	Description of the transactions and basis of presentation

Description of the Transaction

On November 14, 2014, GSE Systems, Inc., through its operating subsidiary, GSE Power Systems, Inc. ("GSE Power") completed the acquisition of Hyperspring, LLC and its affiliates and made an investment in IntelliQlik, LLC, in which GSE Power is now a 50% owner.  The purchase price for Hyperspring is comprised of an initial payment of $3.0 million in cash which was paid on closing and subject to working capital adjustments, and up to an additional $5.4 million which will be paid to the former members of Hyperspring if Hyperspring attains certain EBITDA (earnings before interest, taxes, depreciation and amortization) targets for the three-year period ending November 2017. Hyperspring will operate as a wholly-owned subsidiary of GSE and will be run by its president, Paul Abbott.

In conjunction with the Hyperspring acquisition, GSE contributed $250,000 in the formation of the joint venture IntelliQlik, LLC ("IntelliQlik").   IntelliQlik is jointly owned by GSE and one of the former shareholders of Hyperspring.  IntelliQlik will develop a software platform for online learning and learning management for all energy sectors, including nuclear, thermal, oil & gas, and hydro-electric.  The IntelliQlik platform will also include applications to support plant engineering, operations and maintenance, as well as provide a platform for Software as a Service to deliver learning materials, industry recruitment services, and specialized simulator training programs.

Hyperspring provides a diverse suite of solutions to the energy industry, including training, staffing, and operations support, including: Procedure Development, Work Management, Tagging/Labeling, Outage Execution, Planning/Scheduling, Corrective Action, Self-Assessments, and Equipment Reliability.  In addition to these services, Hyperspring also provides turnkey training programs for, Generic Fundamentals Exams (GFES), Maintenance, Accreditation Training Visit (ATV) preparation and Senior Reactor Operator (SRO) Certification.

Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information has been prepared based on the Company's historical financial information and the historical financial information of Hyperspring giving effect to the acquisition and related adjustments described in these notes. Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States ("GAAP") have been condensed or omitted as permitted by the SEC rules and regulations.

These unaudited pro forma condensed combined consolidated financial information is not necessarily indicative of the results of operations that would have been achieved had the acquisitions actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

2.	Purchase accounting

The acquisition of Hyperspring is being accounted for as a business acquisition using the acquisition method of accounting in accordance with ASC 805, Business Combinations, whereby the assets acquired and liabilities assumed were recognized based on their estimated fair values on the acquisition date. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or liability.

The fair values of assets acquired and liabilities assumed included in the accompanying unaudited pro forma condensed combined consolidated financial information are based on a preliminary evaluation of their fair value and may change when the final valuation of certain intangible assets and acquired working capital is determined. Upon completion of purchase accounting, the Company may make additional adjustments, and the valuations for the assets acquired and liabilities assumed could change from those used in the unaudited pro forma condensed combined consolidated financial information.

The purchase price for Hyperspring is comprised of an initial payment of $3.0 million in cash which was paid on closing (subject to working capital adjustments based on a $550,000 working capital target) and up to an additional $5.4 million which will be paid to the former members of Hyperspring if Hyperspring attains certain EBITDA (earnings before interest, taxes, depreciation and amortization) targets for the three-year period ending November 2017. The preliminary purchase price of Hyperspring is calculated as follows:

(in thousands)
Cash consideration		$3,000
Present Value of Remainder Payment	$933
Estimated Year 1 Earnout Payment	1,117
Estimated Year 2 Earnout Payment	1,006
Estimated Year 3 Earnout Payment	897
Plus Estimated Fair Value of Contingent Consideration		3,953
Total Preliminary Purchase Price		$6,953

The purchase The table below presents a summary of Hyperspring's net assets based upon a preliminary estimate of their respective fair values:

(in thousands)
Working capital	$550
Goodwill	5,390
Intangible assets	1,001
Fixed assets, net	12
Total	$6,953

3.	Hyperspring pro forma adjustments and assumptions

A)
Reflects the pro forma impact of the recognized intangible assets. The preliminary fair value of intangible assets acquired included Hyperspring's customer relationships which resulted in a fair value of $1.0 million with a useful life of nine years.

B)
In September 2012, three owners of Hyperspring bought out the fourth owner's member interest.  Through the member buyout, Hyperspring acquired $500,000 of debt owed to the former owner with monthly payments of $12,500 beginning on September 1, 2012.  The term of the agreement was until February 1, 2017.  In connection with the acquisition of Hyperspring, the sellers agreed to pay off the note payable due to the former owner of Hyperspring. Income statement adjustments reflect the elimination of any interest expense related to the former member's debt agreement.

C)
Reflects the intangible asset amortization of the Hyperspring Customer Relationships.  Amortization is recognized in proportion to the related projected revenue streams.  Refer to Note 4 for estimated amortization table.

D)	Reflects the accretion of the contingent consideration.

E)
Reflects the elimination of expenses associated with nuclear university.  Upon GSE's acquisition of Hyperspring, nuclear university became part of a the newly formed joint venture called IntelliQlik in which GSE was a 50% owner. For the year ended December 31, 2013 and nine months ended September 30, 2014, nuclear university expenses were $249,000 and $88,000, respectively.

F)
Based on the current salary agreements that GSE has with the former Hyperspring owners, total ownership compensation would have been reduced by $352,000 for the year ended December 31, 2013 and $87,000 for the nine months ended September 30, 2014.  The former owners of Hyperspring worked and continue to work in operations and therefore, ownership compensation adjustments were reductions to cost of sales.

G)
Reflects acquisition expenses eliminated from 2014 as pro forma presentation assumes the Hyperspring acquisition occurred on January 1, 2013.  These non-recurring acquisition costs were included in the 2014 historical results and were backed out of the pro forma adjustments.

H)
Reflects the distribution of vehicles and the simulator to Hyperspring members.  For the year ended December 31, 2013 and nine months ended September 30, 2014, depreciation on the vehicles totaled $40,000 and $30,000, respectively.

I)
In conjunction with the Hyperspring acquisition, GSE contributed $250,000 in the formation of the joint venture IntelliQlik LLC.  IntelliQlik is jointly owned by GSE and one of the former members of Hyperspring. IntelliQlik will spin off nuclear university, a website dedicated to online learning in the energy industry, from Hyperspring.

J)	Reflects the preliminary cash purchase payment of $3.0 million, which includes an estimated working capital balance of $550,000.

K)
As part of the Membership Purchase Agreement, Hyperspring was required to retain $550,000 of working capital in the business upon closing with any excess to be distributed to the former Hyperspring owners and any shortage to be due from the former owners.  At September 30, 2014, after the distribution of the vehicles [3H] and the payoff of the former owner [3B], working capital was calculated to be $453,000. To retain the $550,000 working capital balance in the company as of the balance sheet date, a $97,000 due from the former owners of Hyperspring was recorded on the balance sheet.

L)	Reflects the goodwill balance recorded based on the preliminary estimate of the fair value of the assets and liabilities acquired and the total estimated purchase price.

M)
Reflects the recording of the estimated contingent consideration.  The sellers are entitled to receive four separate payments based on future events, with a maximum total payment of $5.4 million.  The estimated fair value of the contingent consideration is $3.953 million, with $2.05 million recorded as a current liability.

N)	Reflects the elimination of the remaining Hyperspring historical members' equity upon acquisition.

O)
As part of being acquired by GSE, Hyperspring was contractually obligated to terminate certain administrative salaries specified in the agreement.  For the year ended December 31, 2013 and for the nine months ended September 30, 2014, administrative salaries eliminated totaled $68,000 and $45,000, respectively.

4.	Hyperspring intangible assets subject to amortization

Intangible assets represent customer relationships. Amortization of customer relationships will be recognized over an estimated remaining useful life of nine years. Amortization is recognized in proportion to the related projected revenue streams. The following table shows the estimated amortization expense of the intangible assets for the next five years and thereafter at the acquisition date of November 14, 2014:

(in thousands)
One month ended December 31, 2014	$45
Years ended December 31, 2015	284
Years ended December 31, 2016	275
Years ended December 31, 2017	159
Years ended December 31, 2018	98
Thereafter	140
$1,001